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                                                                     Exhibit 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                      August 24, 2004



GNC Corporation
300 Sixth Avenue
Pittsburgh, Pennsylvania  15222

      Re:   GNC Corporation
            Registration Statement on Form S-4

Ladies and Gentlemen:

            We have acted as special counsel to GNC Corporation, a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (File No. 333-116712) and all amendments thereto (such registration statement, as so amended through the date hereof, being hereinafter referred to as the "Registration Statement"), with respect to the registration under the Securities Act of 1933 (the "Securities Act"), of 100,000 shares of the Company's 12% Series A Exchangeable Preferred Stock, par value $0.01 per share (the "New Preferred Stock"), to be issued, pursuant to an exchange offer (the "Exchange Offer"), in exchange for a like number of shares of the Company's issued and outstanding 12% Series A Exchangeable Preferred Stock (the "Old Preferred Stock" and, together with the New Preferred Stock, the "Preferred Stock"), as contemplated by the Registration Rights Agreement, dated as of December 23, 2003, by and among the Company, Lehman Brothers Inc. and J.P. Morgan Securities Inc. (the "Registration Rights Agreement"). Subject to certain conditions, the Preferred Stock may be exchanged at the option of the Company for the Company's 12% Senior Subordinated Notes Due 2011 (the "Subordinated Notes"). The Subordinated Notes will be issuable under an indenture (the "Subordinated Notes Indenture") to be entered into between the Company and U.S. Bank, National Association, as trustee (the "Subordinated Notes Trustee") in connection with such exchange.

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the Registration Statement; (ii) an executed copy of the Registration Rights Agreement; (iii) the form of the Subordinated Notes Indenture filed as an exhibit to the Registration Statement;
(iv) the form of certificate evidencing the Subordinated Notes; (v) an executed copy of the Amended and Restated Certificate of

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Designations, dated as of December 23, 2003, as filed with the Secretary of
State of the State of Delaware designating the Preferred Stock (the "Certificate of Designations"); (vi) a specimen certificate representing the New Preferred Stock; (vii) the Restated Certificate of Incorporation of the Company, as presently in effect (the "Certificate of Incorporation"); (viii) the By-laws of the Company, as presently in effect; and (ix) certain resolutions of the Board of Directors of the Company. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we also have assumed that execution and delivery by the Company of the Subordinated Notes Indenture and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except that we do not make this assumption for the Certificate of Incorporation and the Certificate of Designations. We have assumed further that the Registration Statement will be declared effective by the Commission under the Securities Act, that the New Preferred Stock will be exchanged as contemplated by the Registration Statement and that, prior to the issuance of the Subordinated Notes, the Subordinated Notes Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others.

            Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.


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            Based upon and subject to the foregoing limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that

            1. When the New Preferred Stock in the form of the specimen certificate examined by us has been duly executed by, or in the name of, the Company in accordance with applicable law, and has been delivered upon consummation of the Exchange Offer against receipt of the Old Preferred Stock surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Preferred Stock will be validly issued, fully paid and nonassessable.

            2. When (a) the Subordinated Notes Indenture is duly executed by the Company and the Subordinated Notes Trustee in the form examined by us, (b) all of the conditions precedent set forth in the Subordinated Notes Indenture with respect to the issuance, execution, authentication and delivery of the Subordinated Notes have been complied with, (c) the Subordinated Notes in the form of the specimen certificate examined by us have been duly executed and authenticated in accordance with the terms of the Subordinated Notes Indenture and (d) the Subordinated Notes have been delivered in exchange for the Preferred Stock in accordance with the provisions of the Certificate of Designation, the Subordinated Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.


                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP